UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2008

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03(a)	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statements and Exhibits
Item 9.01(d)	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1:	Amendment Number Three to Financing Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 11, 2008 the Company entered into Amendment Number Three to Financing Agreement. The Amendment Number Three to Financing Agreement modifies the Financing Agreement the Company entered into on March 28, 2007 with Ableco Finance LLC. The Amendment Number Three to Financing Agreement:

·	Reduces the TTM EBITDA from $22 million to $20 million for the Quarters ending January 31, 2008, and Aprio30, 2008.
·	Reduces the TTM EBITDA from $22 million to $21 million for the Quarter ended July 31, 2008.
·	Reduces the capital expenditure limit from $14 million to $12 million for the fiscal year ending October 31, 2008.

The description of the Amendment Number Three to Financing Agreement set forth above is qualified in its entirety by reference to the full text of the Amendment Number Three to Financing Agreement, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01(d)	Exhibits.

99.1 -Amendment Number Three to Financing Agreement, executed March 11, 2008 with effective date March 11, 2008, by and among GameTech International, Inc. and the lenders named therein, and Ableco Finance, LLC, as collateral agent and administrative agent. Actual signatures have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/ Donald Tateishi
Donald Tateishi
Chief Financial Officer, Treasurer and Secretary
Dated: March 11, 2008

EXHIBIT INDEX

99.1	Amendment Number Three to Financing Agreement